                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan and the Written Compensation Agreement for Vincent G. Ostrosky of Selectica, Inc. of our report dated April 22, 2004, with respect to the consolidated financial statements of Selectica, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
February 9, 2005